UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2011

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit of Disposal Activities.

On February 21, 2011, Best Buy Co., Inc. (the “registrant”) announced a series of changes intended to enhance growth in key strategic businesses, improve financial performance and generate improved returns for its shareholders. The restructuring related charges include fixed asset and tradename impairments, settlement of lease obligations, facility closure costs, severance costs and inventory adjustments.

The registrant initiated the announced changes in the fourth quarter of fiscal 2011 and expects to complete the actions by the end of fiscal 2012. The registrant expects to incur total pre-tax charges between $225 million and $245 million related to the restructuring, including approximately $60 million of cash payments. Given the timing of these actions, the registrant estimates that between $210 million and $230 million of charges will be recorded in the fourth quarter of fiscal 2011, with the remainder of the charges to be recorded in fiscal 2012.

The amount of the restructuring charges noted above are estimates, and the actual charges may vary materially based on various factors, including the timing of closings; actual employee terminations; sales, write-downs and other factors affecting inventory value; factors relating to real estate including sale proceeds and the timing and amount of sublease income and other lease expense; changes in management’s assumptions; and other factors.

Additional information regarding the restructuring is included in the news release issued on February 21, 2011, which is furnished as Exhibit No. 99 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The news release issued on February 21, 2011, also included the disclosure of material nonpublic information regarding the registrant’s store expansion plans for fiscal 2012, which begins on February 27, 2011.

In the news release, the registrant also provided guidance for fiscal 2011 diluted earnings per share (“EPS”), excluding the restructuring charges noted above. Diluted EPS, excluding restructuring charges is a non-GAAP financial measure. Refer to the news release for a reconciliation of the registrant’s guidance for non-GAAP fiscal 2011 diluted EPS, excluding restructuring charges to its guidance for GAAP fiscal 2011 diluted EPS.

The news release issued on February 21, 2011, is furnished as Exhibit No. 99 to this Current Report on Form 8-K. Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

The information in this Current Report on Form 8-K, including Exhibit No. 99 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit No. 99) constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of the registrant and its management.  The registrant’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, the risk factors set forth in the registrant’s filings with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99

News release issued February 21, 2011 (as furnished). Any internet addresses provided in this release are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these internet addresses is included herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: February 21, 2011	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief Accounting Officer